Commercial Paper Dealer Agreement
4(a)(2) Program
Between:
ServiceNow, Inc.,
as Issuer
and
[***],
as Dealer
Concerning Notes to be issued pursuant to an Issuing and Paying Agent Agreement, dated as of the date hereof, between the Issuer and [***], as Issuing and Paying Agent

Dated as of April 1, 2026
*The Dealer Agreements are substantially identical in all material respects except as to the Dealer party thereto.

Commercial Paper Dealer Agreement
4(a)(2) Program
This commercial paper dealer agreement (this “Agreement”) sets forth the understandings between the Issuer and the Dealer, each named on the cover page hereof, in connection with the issuance and sale by the Issuer of its short-term promissory notes (the “Notes”) through the Dealer.
Certain terms used in this Agreement are defined in Section 6 hereof.
The Addendum to this Agreement, and any Annexes or Exhibits described in this Agreement or such Addendum, are hereby incorporated into this Agreement and made fully a part hereof.
1.    OFFERS, SALES AND RESALES OF NOTES.
1.1    While (i) the Issuer has and shall have no obligation to sell any Notes to the Dealer or to permit the Dealer to arrange the sale of any Notes for the account of the Issuer, and (ii) the Dealer has and shall have no obligation to purchase any Notes from the Issuer or to arrange the sale of any Notes for the account of the Issuer, the parties hereto agree that in any case where the Dealer purchases Notes from the Issuer, or arranges for the sale of Notes by the Issuer, such Notes will be purchased or sold by the Dealer in reliance on the representations, warranties, covenants and agreements of the Issuer contained herein or made pursuant hereto and on the terms and conditions and in the manner provided herein and issued and sold by the Issuer in reliance on the covenants and agreements of the Dealer contained herein or made pursuant hereto and on the terms and conditions and in the manner provided herein.
1.2    So long as this Agreement shall remain in effect, and in addition to the limitations contained in Section 1.7 hereof, the Issuer shall not, without the consent of the Dealer, offer, solicit or accept offers to purchase, or sell, any Notes except (a) in transactions with one or more dealers which may from time to time after the date hereof become dealers with respect to the Notes by executing with the Issuer one or more agreements which contain provisions substantially similar to those contained in Section 1 of this Agreement, of which the Issuer hereby undertakes to provide the Dealer prompt notice, or (b) in transactions with the other dealers listed on the Addendum hereto, which are executing agreements with the Issuer which contain provisions substantially identical to Section 1 of this Agreement contemporaneously herewith or have executed agreements with the Issuer prior to the date hereof which contain such provisions (in the case of clauses (a) and (b), each, an “Other Dealer” and collectively, the “Other Dealers”). In no event shall the Issuer offer, solicit or accept offers to purchase, or sell, any Notes directly on its own behalf in transactions with persons other than Other Dealers as specifically permitted in this Section 1.2.
1.3    The Notes shall have a minimum Face Amount of $250,000 or integral multiples of $1,000 in excess thereof, will bear such interest rates, if interest bearing, or will be sold at such discount from their Face Amounts, as shall be agreed upon by the Dealer and the Issuer, shall have a maturity not exceeding 397 days from the date of issuance and may have such additional terms as are specified in Exhibit B hereto, the Private Placement Memorandum or a pricing supplement, or as otherwise agreed upon by the applicable purchaser and the Issuer. The Notes shall not contain any provision for extension, renewal or automatic “rollover.”
1.4    The authentication and issuance of, and payment for, the Notes shall be effected in accordance with the Issuing and Paying Agent Agreement, and the Notes shall be book-entry notes evidenced by one or more master notes (each, a “Master Note”) registered in the name of The Depository Trust Company (“DTC”) or its nominee, in the form or forms annexed to the Issuing and Paying Agent Agreement.
1.5    If the Issuer and the Dealer shall agree on the terms of the purchase of any Note by the Dealer or the sale of any Note arranged by the Dealer (including, but not limited to, agreement with respect to the date of issue, purchase price, principal amount, maturity and interest rate or interest rate index and margin (in the case of interest-bearing Notes) or discount thereof (in the case of Notes issued on a discount basis), and appropriate compensation for the Dealer’s services hereunder) pursuant to this Agreement, the Issuer shall cause such Note to be issued and delivered in accordance with the terms of the Issuing and Paying Agent Agreement and payment for such Note shall be made by the purchaser thereof, either directly or through the Dealer, to the Issuing and Paying Agent, for the account of the Issuer. Except as otherwise agreed, in the event that the Dealer is acting as an agent and a purchaser shall either fail to accept delivery of or make payment for a Note on the date fixed for settlement, the Dealer shall promptly notify the Issuer, and if the Dealer has theretofore paid the Issuer for the Note, the Issuer will promptly return such funds to the Dealer upon notice of such failure.
1.6    The Dealer and the Issuer hereby establish and agree to observe the following procedures in connection with offers, sales and subsequent resales or other transfers of the Notes:
(a)    Offers and sales of the Notes by or through the Dealer shall be made only to: (i) investors reasonably believed by the Dealer to be Qualified Institutional Buyers or Institutional Accredited Investors or (ii) non-bank fiduciaries or agents that will be purchasing Notes for one or more accounts, each of which is reasonably believed by the Dealer to be an Institutional Accredited Investor.
(b)    Resales and other transfers of the Notes by the holders thereof shall be made only in accordance with the restrictions in the legend described in clause (e) below.
(c)    No general solicitation or general advertising shall be used in connection with the offering of the Notes. Without limiting the generality of the foregoing, without the prior written approval of the Dealer, the Issuer shall not issue any press release or place or publish any “tombstone” or other advertisement relating to the offer and sale of the Notes. Notwithstanding the foregoing, (i) any publication by the Issuer of a notice in accordance with Rule 135c under the Securities Act shall not be deemed to constitute general solicitation or general advertising hereunder and shall not require prior written approval of the Dealer (provided, that the Issuer shall provide a copy thereof to the Dealer at least three business days prior to publication) and (ii) the Issuer shall be permitted to make such filings with the SEC that the Issuer reasonably determines is required to comply with Section 13 or 15(d) of the Exchange Act, and the Dealer acknowledges the Issuer may file a Current Report on Form 8-K on or about the date hereof with respect to transactions contemplated hereby; provided, however, that unless otherwise prohibited by applicable securities laws, rules and regulations, the Issuer shall omit the name of the Dealer from any publicly available filing (including the Current Report on Form 8-K) made by the Issuer that makes reference to the offer or sale of the Notes or this Agreement, including by redacting the Dealer’s name and any contact or other information that could identify the Dealer from any agreement or other information included in such filing. For the avoidance of doubt, the Issuer shall not post the Private Placement Memorandum on a website without the consent of the Dealer and each other dealer or placement agent, if any, for the Notes.
(d)    No Note sold to any one purchaser or issued by the Issuer shall be in a Face Amount of less than $250,000. If the purchaser of any Note is a non-bank fiduciary acting on behalf of others, each person for whom such purchaser is acting must purchase a Note in a Face Amount of at least $250,000.
(e)    Offers and sales of the Notes shall be subject to the restrictions described in the legend appearing on Exhibit A hereto. A legend substantially to the effect of such Exhibit A shall appear as part of the Private Placement Memorandum used in connection with offers and sales of Notes hereunder, as well as on each Master Note representing book-entry Notes offered and sold pursuant to this Agreement.
(f)    Prior to the sale of any Notes to any purchaser for which the Dealer has acted as the dealer, the Dealer shall furnish or make available or shall have furnished or made available to each purchaser of any Notes for which it has acted as the dealer a copy of the then-current Private Placement Memorandum unless such purchaser has previously been furnished or had made available to it a copy of the Private Placement Memorandum as then in effect. The Private Placement Memorandum shall expressly state that any person to whom Notes are offered shall have an opportunity to ask questions of, and receive information from, the Issuer and the Dealer and shall provide the names, addresses and telephone numbers of the persons from whom information regarding the Issuer may be obtained.
(g)    The Issuer agrees, for the benefit of the Dealer and each of the holders and prospective purchasers from time to time of the Notes, that, if at any time the Issuer shall not be subject to Section 13 or 15(d) of the Exchange Act (other than by operation of an applicable exemption thereunder, such as Rule 12h-5), the Issuer will furnish, upon request and at its expense, to the Dealer and to holders and prospective purchasers of Notes information required by Rule 144A(d)(4)(i) in compliance with Rule 144A(d).
(h)    In the event that any Note offered or to be offered by the Dealer would be ineligible for resale under Rule 144A, the Issuer shall promptly notify the Dealer (by telephone, confirmed in writing, or email) of such fact and shall promptly prepare and deliver to the Dealer an amendment or supplement to the Private Placement Memorandum describing the Notes that are ineligible, the reason for such ineligibility and any other relevant information relating thereto.

(i)    The Issuer represents that it is not currently issuing commercial paper in the United States market in reliance upon the exemption provided by Section 3(a)(3) of the Securities Act. The Issuer agrees that if it shall issue commercial paper after the date hereof in reliance upon such exemption (i) the proceeds from the sale of the Notes will be segregated from the proceeds of the sale of any such commercial paper by being placed in a separate account; (ii) it will institute appropriate corporate procedures to ensure that the offers and sales of any notes issued by it pursuant to the Section 3(a)(3) exemption are not integrated with offerings and sales of Notes hereunder; and (iii) it will comply with each of the requirements of Section 3(a)(3) of the Securities Act in selling commercial paper or other short-term debt securities other than the Notes in the United States.
1.7    The Issuer hereby represents and warrants to the Dealer, in connection with offers, sales and resales of Notes, as follows:
(a)    The Issuer hereby confirms to the Dealer that (except as permitted by Section 1.6(i)), within the preceding six months, neither the Issuer nor any other person other than the Dealer or Other Dealers acting on behalf of the Issuer has offered or sold any Notes, or any substantially similar security of the Issuer, to, or solicited offers to buy any such security from, any person other than the Dealer or any Other Dealers. The Issuer also agrees that (except as permitted by Section 1.6(i)), as long as the Notes are being offered for sale by the Dealer and any Other Dealers as contemplated hereby, and until at least six months after the offer of Notes hereunder has been terminated, neither the Issuer nor any other person other than the Dealer or any Other Dealers will offer the Notes or any substantially similar security of the Issuer (including, without limitation, medium term notes issued by the Issuer that could be integrated with the Notes for purposes of the Securities Act) for sale to, or solicit offers to buy any such security from, any person other than the Dealer or any Other Dealers (except to the extent that any of the foregoing would not cause the offer and sale of the Notes to no longer come within the exemptions of the Securities Act contemplated by this Agreement), it being understood that such agreement is made with a view to avoid causing the offer and sale of the Notes to cease to qualify for the exemptions of the Securities Act contemplated by this Agreement and shall survive any termination of this Agreement. The Issuer hereby (i) represents and warrants that it has not taken or omitted to take, and (ii) covenants that it will not take, or omit to take, in each case, any action, which action (or the absence thereof, in the case of an omission) would cause the offering and sale of Notes hereunder to be integrated with any other offering of securities in a manner that would require registration of the Notes under the Securities Act whether such offering is made by the Issuer or some other party or parties.
(b)    The Issuer represents and agrees that the proceeds of the sale of the Notes are not currently contemplated to be used for the purpose of buying, carrying or trading securities within the meaning of Regulation T and the interpretations thereunder by the Board of Governors of the Federal Reserve System. In the event that the Issuer determines to use such proceeds for the purpose of buying, carrying or trading securities, whether in connection with an acquisition of another company or otherwise, the Issuer shall give the Dealer at least five business days’ prior written notice to that effect. The Issuer shall also give the Dealer prompt notice of the actual date that it commences to purchase securities with the proceeds of the Notes. Thereafter, in the event that the Dealer purchases Notes as principal and does not resell such Notes on the day of such purchase, to the extent necessary to comply with Regulation T and the interpretations thereunder, the Dealer will sell such Notes either (i) only to offerees it reasonably believes to be Qualified Institutional Buyers or to Qualified Institutional Buyers it reasonably believes are acting for other Qualified Institutional Buyers, in each case in accordance with Rule 144A, or (ii) in a manner which would not cause a violation of Regulation T and the interpretations thereunder.
1.8    The Issuer shall not issue Notes, or request the Dealer to offer and sell Notes, to the extent that after giving effect to such issuance of Notes (including the application of the proceeds thereof) the aggregate Face Amount of outstanding Notes under the Program would exceed the Maximum Amount. The Issuer may from time to time increase the Maximum Amount by:
(a)    giving at least three calendar days’ notice by letter substantially in the form attached hereto as Exhibit C (the “Notification Letter for an Increase in the Maximum Amount”) to the Dealer and the Issuing and Paying Agent; and
(b)    delivery of (i) a certificate from a duly authorized officer of the Issuer (1) confirming that no changes have been made to the organizational documents of the Issuer since the date a certified copy thereof was most recently delivered to the Dealer or, if there has been any such change, a certified copy of the related organizational documents currently in force, and (2) certifying copies of the resolutions adopted by the board of directors or other applicable governing body of the Issuer authorizing the increase in the Maximum Amount; (ii) an updated or supplemental Private Placement Memorandum reflecting the increase in the Maximum Amount; (iii) a legal opinion of counsel to the Issuer, addressed to the Dealer, in form and substance reasonably satisfactory to the Dealer; (iv) evidence from each nationally recognized statistical rating organization (as such term is defined in Section 3(a)(62) of the Exchange Act, a “Rating Agency”) providing a rating of the Notes either (A) that such rating has been confirmed after giving effect to the increase in the Maximum Amount or (B) setting forth any change in the rating of the Notes after giving effect to the increase in the Maximum Amount; and (v) such other certificates, opinions, letters and documents as the Dealer shall have reasonably requested.
2.    REPRESENTATIONS AND WARRANTIES OF THE ISSUER.
The Issuer represents and warrants that:
2.1    The Issuer has been duly incorporated, is validly existing as a corporation and in good standing under the laws of the State of Delaware, and has the corporate power and authority necessary to execute and deliver this Agreement, the Master Note and the Issuing and Paying Agent Agreement, to issue and sell the Notes and to perform its obligations under this Agreement, the Issuing and Paying Agent Agreement and the Notes.
2.2    This Agreement, the Master Note and the Issuing and Paying Agent Agreement have been duly authorized, executed and delivered by the Issuer and constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law (collectively, the “Enforceability Exceptions”).
2.3    The Notes have been duly authorized by the Issuer and, when issued as provided in the Issuing and Paying Agent Agreement, will be duly and validly issued and will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions.
2.4    Assuming compliance by the Dealer with the terms applicable to it set forth in Section 1.6 of this Agreement, the offer and sale of the Notes in the manner contemplated hereby do not require registration of the Notes under the Securities Act, and no indenture in respect of the Notes is required to be qualified under the Trust Indenture Act of 1939, as amended.
2.5    The Notes will rank at least pari passu in right of payment with all other unsubordinated indebtedness of the Issuer.
2.6    Assuming compliance by the Dealer with the terms applicable to it set forth in Section 1.6 of this Agreement, no consent, approval, authorization, filing or registration with or order or any other action of any court or governmental or public regulatory agency, authority or body having jurisdiction over the Issuer is required to authorize, or is otherwise required in connection with, the execution, delivery or performance by the Issuer of this Agreement, the Master Note or the Issuing and Paying Agent Agreement or the consummation by the Issuer of the issuance and sale of, or the performance of its obligations under, the Notes, except (i) for the filing by the Issuer of a Current Report on Form 8-K with the SEC if the Issuer reasonably determines such a filing is required or advisable or (ii) as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.
2.7    Neither the execution, delivery and performance of this Agreement, the Master Note or the Issuing and Paying Agent Agreement, nor the consummation by the Issuer of the issuance and sale of, or the performance of its obligations under, the Notes will (i) contravene any provision of the certificate of incorporation or by-laws of the Issuer, (ii) contravene any provision of any agreement or other instrument binding upon the Issuer or any of its subsidiaries that is material to the Issuer and its subsidiaries, taken as a whole, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Issuer, (iii) contravene any provision of applicable law or regulation, or (iv) contravene any provision of any judgment, order or decree of any governmental or public regulatory body, agency, authority or court having jurisdiction over the Issuer or any subsidiary, except that in the case of clauses (ii), (iii) and (iv) as would not, individually or in the aggregate, have a material adverse effect on the Issuer and its subsidiaries, taken as a whole, or on the power and ability of the Issuer to perform any of its obligations under this Agreement, the Issuing and Paying Agent Agreement or the Notes (a “Material Adverse Effect”).

2.8    There is no litigation or governmental proceeding pending, or to the knowledge of the Issuer, threatened, against or affecting the Issuer or any of its subsidiaries (other than that which is disclosed in the Company Information) which could reasonably be expected to have a Material Adverse Effect.
2.9    The Issuer is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
2.10    Neither the Private Placement Memorandum nor the Company Information (in each case, other than the Dealer Information) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
2.11    Except as disclosed in the Private Placement Memorandum (without giving effect to any incorporation by reference set forth therein) or as otherwise notified in writing to the Dealer, neither the Issuer nor any of its subsidiaries nor any director or officer of the Issuer, nor, to the knowledge of the Issuer, any of their employees, any director or officer of the Issuer’s subsidiaries, or any agent, other affiliate or other person acting on behalf of the Issuer or any of its subsidiaries is: (i) using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) making any direct or indirect unlawful payment or benefit to any foreign or domestic government official, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) in violation of, or committing an offence under, any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (the “OECD Convention”), the Bribery Act 2010 of the United Kingdom (the “Bribery Act”) or any other applicable anti-bribery or anti-corruption law (collectively with the FCPA, the OECD Convention and the Bribery Act, the “Anti-Corruption Laws”); or (iv) using any corporate funds to make any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and the Issuer and its subsidiaries are conducting their businesses in compliance with applicable Anti-Corruption Laws and have instituted and maintain policies and procedures reasonably designed to promote, and which are expected to continue to promote, continued compliance with the applicable Anti-Corruption Laws by the Issuer, its subsidiaries and their respective directors, officers, agents, employees, representatives or other persons acting on behalf of the Issuer or any of its subsidiaries.
2.12    Except as disclosed in the Private Placement Memorandum (without giving effect to any incorporation by reference set forth therein) or as otherwise notified in writing to the Dealer, the operations of the Issuer and its subsidiaries are conducted in material compliance with applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Issuer or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), in each case to the extent applicable, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened.
2.13    Except as disclosed in the Private Placement Memorandum (without giving effect to any incorporation by reference set forth therein) or as otherwise notified in writing to the Dealer, neither the Issuer nor any of its subsidiaries, nor any director or officer of the Issuer, nor, to the knowledge of the Issuer, any director or officer of any of the Issuer’s subsidiaries or any other employee, agent, or other controlled affiliate or other person acting on behalf of the Issuer or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by His Majesty’s Treasury) or other relevant sanctions authority reasonably exercising jurisdiction over the Issuer (collectively, “Sanctions”), nor is the Issuer or any of its subsidiaries located, organized or ordinarily resident in a country or territory that is the subject or target of Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, the Crimea, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic regions of Ukraine) (each, a “Sanctioned Country”); and the Issuer will not use the proceeds of the offering of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, to the extent in violation of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, to the extent in violation of Sanctions, or (iii) in any other manner that will result in a violation by any person (including any person participating in the offering of Notes, whether as Dealer, advisor, investor or otherwise) of Sanctions. Except as disclosed in the Private Placement Memorandum (without giving effect to any incorporation by reference set forth therein) or as otherwise notified in writing to the Dealer, in the last five years the Issuer and its subsidiaries have not knowingly engaged in, and are not knowingly engaged in, violations of Sanctions, in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
2.14    Except as disclosed in the Private Placement Memorandum (without giving effect to any incorporation by reference set forth therein) or as otherwise notified in writing to the Dealer, (i) the Issuer’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Issuer and its subsidiaries as currently conducted, and, to the Issuer’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, (ii) except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the

Issuer and its subsidiaries have implemented and maintain commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the Issuer’s knowledge, there have been no material breaches, violations, outages or unauthorized uses of or accesses to the same, (iii) there is no pending or, to the Issuer’s knowledge, threatened claims, action, suit, proceeding, or investigation against the Issuer or its subsidiaries alleging a violation relating to Personal Data and (iv) the Issuer and each of its subsidiaries have complied, and are presently in compliance, in all material respects, with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, its privacy policies and third-party obligations, in each case, regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Issuer and its subsidiaries of Personal Data and their IT Systems.
2.15    Each (a) issuance of Notes by the Issuer hereunder and (b) amendment or supplement of the Private Placement Memorandum shall be deemed a representation and warranty by the Issuer to the Dealer, as of the date thereof, that, both before and after giving effect to such issuance and after giving effect to such amendment or supplement, (i) the representations and warranties given by the Issuer set forth in this Section 2 remain true and correct on and as of such date as if made on and as of such date, (ii) in the case of an issuance of Notes, the Notes being issued on such date have been duly and validly issued and constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions, (iii) in the case of an issuance of Notes, since the date of the most recent Private Placement Memorandum, there has been no material adverse change in the condition (financial or otherwise), operations or business prospects of the Issuer or the ability of the Issuer to perform its obligations under this Agreement, the Notes or the Issuing and Paying Agent Agreement which has not been disclosed to the Dealer in writing prior to the date of such issuance in accordance with Section 3.2 and (iv) the Issuer is not in default of any of its obligations under (A) this Agreement or the Issuing and Paying Agent Agreement or (B) any Notes, which, in the case of a default under clause (A) of this subsection (iv), could reasonably be expected to have a Material Adverse Effect.
3.    COVENANTS AND AGREEMENTS OF THE ISSUER.
The Issuer covenants and agrees that:
3.1    The Issuer will give the Dealer prompt notice (but in any event prior to any subsequent issuance of Notes hereunder) of any amendment to, modification of or waiver with respect to, the Notes or the Issuing and Paying Agent Agreement, including a complete copy of any such amendment, modification or waiver.
3.2    Upon any change in the Issuer’s condition (financial or otherwise), operations or business prospects or any other development or occurrence in relation to the Issuer that would be reasonably likely to be material to holders of the Notes or potential holders of the Notes (including any public announcement of any downgrade in the rating assigned to any of the Issuer’s securities by any Rating Agency which has published a rating of the Notes), the Issuer shall promptly, after learning of such change or such other development or occurrence, and in any event prior to any issuance of Notes subsequent to such change or such other development or occurrence, notify the Dealer (by telephone, confirmed in writing, or email) of the occurrence of such change.
3.3    The Issuer shall from time to time furnish to the Dealer such information as the Dealer may reasonably request (which information can be provided without unreasonable effort or expense), including, without limitation, any press releases or material provided by the Issuer to any national securities exchange or Rating Agency, regarding (i) the Issuer’s operations and financial condition, (ii) the due authorization and execution, as applicable, of the Notes and (iii) the Issuer’s ability to pay the Notes as they mature. For the avoidance of doubt, (y) the Issuer shall be deemed to have furnished any such requested information if the Issuer has identified (by telephone, confirmed in writing, or email) the relevant publicly available report or reports filed with the SEC that contain such requested information and (z) the Issuer shall have no obligation under this Section 3.3 to furnish any information to the extent such information constitutes material non-public information or is information the Issuer is otherwise required to keep confidential.
3.4    The Issuer will take all such action as the Dealer may reasonably request to ensure that each offer and each sale of the Notes will comply with any applicable state Blue Sky laws; provided, however, that the Issuer shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
3.5    The Issuer will not be (i) in default in any of its obligations under any Notes, or (ii) in default of any of its obligations hereunder or under the Issuing and Paying Agent Agreement at any time that any Notes are outstanding, which, in the case of any such default under this clause (ii), could reasonably be expected to have a Material Adverse Effect.
3.6    The Issuer shall not issue Notes hereunder until the Dealer shall have received:
(a)    an opinion of counsel to the Issuer, addressed to the Dealer, reasonably satisfactory in form and substance to the Dealer;
(b)    a copy of the executed Issuing and Paying Agent Agreement as then in effect;
(c)    a certificate of the secretary, assistant secretary or other designated officer or other authorized person of the Issuer certifying, as of the date thereof: (i) the organizational documents of the Issuer and attaching true, correct and complete copies thereof, (ii) resolutions adopted by board of directors or other applicable governing body of the Issuer authorizing execution and delivery by the Issuer of this Agreement, the Issuing and Paying Agent Agreement, the Master Note and the Notes, as applicable, and the consummation by the Issuer of the transactions contemplated hereby and thereby, (iii) the Issuer’s representations and warranties being true and correct in all material respects, and (iv) the incumbency of the officers of the Issuer authorized to execute and deliver this Agreement, the Issuing and Paying Agent

Agreement, and the Master Note, as applicable, and to take other action on behalf of the Issuer in connection with the transactions contemplated hereby and thereby, including the offer, issuance, sale and performance of the Notes;
(d)    an executed copy of the Letter of Representations to DTC executed by the Issuer and the Issuing and Paying Agent and the executed Master Note;
(e)    confirmation of the then current rating assigned to the Notes by each Rating Agency then rating the Notes;
(f)    a properly completed and signed IRS Form W-8 or W-9, as applicable, for the Issuer;
(g)    all information regarding beneficial ownership required by 31 C.F.R. § 1010.230, including a completed form promulgated by the Securities Industry and Financial Markets Association, that is requested by the Dealer in order to facilitate compliance by the Dealer with the requirements of the U.S. Department of Treasury Financial Crimes Enforcement Network; and
(h)    such other certificates, opinions, letters and documents as the Dealer shall have reasonably requested.
3.7    The Issuer shall reimburse the Dealer for all of the Dealer’s reasonable and documented out-of-pocket expenses related to this Agreement, including reasonable and documented expenses incurred in connection with its preparation and negotiation, and the transactions contemplated hereby (including, but not limited to, the printing and distribution of the Private Placement Memorandum), and for the reasonable and documented fees and out-of-pocket expenses of one external legal counsel for the Dealer (plus one additional external legal counsel in each local jurisdiction as the Dealer determines is reasonably necessary).
3.8    The Issuer shall not file a Form D (as referenced in Rule 503 under the Securities Act) at any time in respect of the offer or sale of the Notes.
3.9    Without limiting any obligation of the Issuer pursuant to this Agreement to provide the Dealer with credit and financial information, the Issuer hereby acknowledges and agrees that the Dealer may share the Company Information and any other information or matters relating to the Issuer or the transactions contemplated hereby with banking affiliates of the Dealer, and that such affiliates may likewise share information relating to the Issuer or such transactions with the Dealer.
4.    DISCLOSURE.
4.1    The Private Placement Memorandum and its contents (other than the Dealer Information) shall be the sole responsibility of the Issuer. The Private Placement Memorandum shall contain a statement expressly offering an opportunity for each prospective purchaser to ask questions of, and receive answers from, the Issuer concerning the offering of Notes and to obtain relevant additional information which the Issuer possesses or can acquire without unreasonable effort or expense.
4.2    The Issuer agrees to promptly furnish the Dealer the Company Information as it becomes available; provided, that any Company Information publicly filed with the SEC shall be deemed to have been delivered to the Dealer upon such Company Information being accessible through EDGAR.
4.3    (a)    The Issuer further agrees to notify the Dealer promptly upon the occurrence of any event relating to or affecting the Issuer that would cause the Company Information then in existence to include an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. Following the delivery of any such notice by the Issuer, all solicitations and sales of Notes shall be suspended, and the Issuer shall not request the Dealer to offer or sell, and the Dealer shall not offer or sell, the Notes until the Issuer amends or supplements the Private Placement Memorandum so that the Private Placement Memorandum, as amended or supplemented, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Dealer notifies the Issuer that it then has Notes it is holding in inventory, the Issuer shall either (i) promptly complete such amendment or supplement and provide it to the Dealer or (ii) repurchase the entirety of such inventory of the Notes of the Dealer at a purchase price equal to either (x) in the case of an interest-bearing Note, the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase or (y) in the case of a Note issued on a discount basis, the price paid by the Dealer for the purchase thereof, plus the accreted discount thereon to the date of purchase based on the purchase price thereof.
(b)    Without limiting the generality of Section 4.3(a), to the extent that the Private Placement Memorandum sets forth financial information of the Issuer (other than financial information included in a report described in clause (i) of the definition of “Company Information” that (i) is incorporated by reference in the Private Placement Memorandum or (ii) the Private Placement Memorandum expressly states is being made available to holders and prospective purchasers of the Notes but is not otherwise set forth therein), the Issuer shall review, amend and supplement the Private Placement Memorandum on a periodic basis, but not less than at least once annually, to incorporate current financial information of the Issuer to the extent necessary to ensure that the information provided in the Private Placement Memorandum is accurate and complete.
5.    INDEMNIFICATION AND CONTRIBUTION.
5.1    The Issuer will indemnify and hold harmless the Dealer, each individual, corporation, partnership, trust, association or other entity controlling the Dealer, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, any affiliate of the Dealer or any such controlling entity and their respective directors, officers, employees, trustees and agents (collectively, the “Indemnified Parties”) against any and all liabilities, penalties, suits, causes of action, losses, damages, claims, costs and expenses or judgments (each, a “Claim”) imposed upon, incurred by or asserted against the Indemnified Parties arising out of or based upon (i) any allegation that the Private Placement Memorandum, the Company Information or any information provided by the Issuer to the Dealer for distribution to holders and potential holders of Notes included (as of any relevant time) or includes an untrue statement of a material fact or omitted (as of any relevant time) or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the breach by the Issuer of any agreement, covenant or representation made in or pursuant to this Agreement. This indemnification shall not apply to the extent that a Claim (x) arises out of or is based upon Dealer Information or (y) with respect to the indemnity contained in clause (ii) of the immediately preceding sentence, the gross negligence or willful misconduct of the Dealer as determined by a court of competent jurisdiction in a final non-appealable judgment.
5.2    Subject to Section 5.3, the Issuer agrees to reimburse each Indemnitee for all reasonable and documented out-of-pocket expenses (including reasonable and documented fees and disbursements of one external counsel, in addition to any one external local counsel in the jurisdiction where any Claim is brought) as they are incurred by it in connection with investigating or defending any Claim in respect of which indemnification may be sought under this Section 5 (whether or not it is a party to any proceeding relating to such Claim).
5.3    Promptly after receipt by any person entitled to receive indemnification under this Section 5 (an “Indemnitee”) of notice of the existence of a Claim, such Indemnitee will, if a claim in respect thereof is to be made against the Issuer, notify the Issuer in writing of the existence thereof; provided, that (i) the omission to so notify the Issuer will not relieve the Issuer from any liability which it may have hereunder unless and except to the extent it did not otherwise learn of such Claim and such failure results in the forfeiture by the Issuer of substantial rights and defenses, and (ii) the omission to so notify the Issuer will not relieve it from liability which it may have to an Indemnitee other than on account of the terms hereof. In case any such Claim is made against any Indemnitee and it notifies the Issuer of the existence thereof, the Issuer will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnitee, to assume the defense thereof, with counsel selected by the Issuer (which counsel shall be reasonably satisfactory to such Indemnitee); provided, further, that if the defendants in any such Claim include both the Indemnitee and the Issuer, and the Indemnitee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Issuer, the Issuer shall not have the right to direct the defense of such Claim on behalf of such Indemnitee, and the Indemnitee shall have the right to select separate counsel to assert such legal defenses on behalf of such Indemnitee. Upon receipt of notice from the Issuer to such Indemnitee of the election by the Issuer to assume the defense of such Claim and approval by the Indemnitee of such counsel, the Issuer will not be liable to such Indemnitee for expenses incurred thereafter by the Indemnitee in connection with the defense thereof (other than reasonable and documented costs of investigation conducted prior to receiving such notice from the Issuer) unless (i) the Indemnitee shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Issuer shall not be liable for the expenses of more than one separate counsel (in addition to any one local counsel in the jurisdiction in which any Claim is brought), approved by the Dealer who is representing the Indemnitee party to such Claim), (ii) the Issuer shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of existence of the Claim or (iii) the Issuer has authorized in writing the employment of counsel for the Indemnitee. Notwithstanding anything herein to the contrary, all of the Indemnitees who are party to the same Claim shall utilize the same counsel unless any such Indemnitee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to any other Indemnitee or Indemnitees and that representation by the same counsel would not be appropriate. The indemnity, reimbursement and contribution obligations of the Issuer hereunder shall be in addition to any other liability the Issuer may otherwise have to an Indemnitee and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Issuer and any Indemnitee. The Issuer agrees that without the Dealer’s prior written consent, it will not settle, compromise or consent to the entry of any judgment in any Claim in respect of which indemnification may be sought under the indemnification provision of this Agreement (whether or not the Indemnitee is an actual or potential party to such Claim), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnitee from all liability arising out of such Claim and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any Indemnitee. The Issuer shall not be liable hereunder to any Indemnitee regarding any settlement, compromise or entry of judgment with respect to any Claim unless such settlement, compromise or entry of judgment is consented to by it, which consent shall not be unreasonably withheld, conditioned or delayed.
5.4    In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 5 is held to be unavailable or insufficient to hold harmless the Indemnitees, although applicable in accordance with the terms of Section 5.1, the Issuer shall contribute to the aggregate costs incurred by the Dealer and its related Indemnitees in connection with any Claim in the proportion of the respective economic interests of the Issuer, on the one hand, and the Dealer and its related Indemnitees, on the other; provided, however, that such contribution by the Issuer shall be in an amount such that the aggregate costs incurred by the Dealer and its related Indemnitees do not exceed the aggregate of the commissions and fees actually received by the Dealer hereunder with respect to the issue or issues of Notes to which such Claim relates. The respective economic interests shall be calculated by reference to the aggregate proceeds to the Issuer of the Notes issued hereunder and the aggregate commissions and fees actually received by the Dealer hereunder.
6.    DEFINITIONS.
6.1    “Agreement” shall have the meaning set forth in the preamble.
6.2    “Anti-Corruption Laws” shall have the meaning set forth in Section 2.11.
6.3    “Anti-Money Laundering Laws” shall have the meaning set forth in Section 2.12.
6.4    “BHC Act Affiliate” shall have the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

6.5    “Bribery Act” shall have the meaning set forth in Section 2.11.
6.6    “Claim” shall have the meaning set forth in Section 5.1.
6.7    “Company Information” shall mean, at any given time the Private Placement Memorandum together with, to the extent applicable, (i) the Issuer’s most recent report on Form 10-K filed with the SEC, each report on Form 10-Q or 8-K filed by the Issuer with the SEC since the end of the fiscal year covered by the most recent Form 10-K and any other publicly available reports or statements filed by or on behalf of the Issuer with the SEC, (ii) the Issuer’s most recent annual audited financial statements and each interim financial statement or report prepared subsequent thereto, if not included in item (i) above, (iii) any other written information or disclosure prepared pursuant to Section 4.3 hereof and (iv) any information prepared or approved by the Issuer in writing for dissemination to investors or potential investors in the Notes.
6.8    “Covered Entity” shall mean any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
6.9    “Current Issuing and Paying Agent” shall have the meaning set forth in Section 7.9(a).
6.10    “Dealer” shall mean the institution designated as “Dealer” on the cover page of this Agreement.
6.11    “Dealer Information” shall mean material concerning the Dealer provided by the Dealer in writing expressly for inclusion in the Private Placement Memorandum.
6.12    “Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
6.13    “DTC” shall have the meaning set forth in Section 1.4.
6.14    “Enforceability Exceptions” shall have the meaning set forth in Section 2.2.
6.15    “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.
6.16    “Face Amount” shall mean (i) with respect to any interest-bearing Note, the principal amount of such Note, and (ii) with respect to any Note sold at a discount, the amount payable with respect to such Note at its maturity.

6.17    “FCPA” shall have the meaning set forth in Section 2.11.
6.18    “Indemnified Parties” shall have the meaning set forth in Section 5.1.
6.19    “Indemnitee” shall have the meaning set forth in Section 5.3.
6.20    “Institutional Accredited Investor” shall mean an institutional investor that is an accredited investor within the meaning of Rule 501 under the Securities Act and that has such knowledge and experience in financial and business matters that it is capable of evaluating and bearing the economic risk of an investment in the Notes, including, but not limited to, a bank, as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.
6.21    “Issuer” shall mean the entity designated as the “Issuer” on the cover page of this Agreement.
6.22    “Issuing and Paying Agent Agreement” shall mean the Commercial Paper Issuing and Paying Agent Agreement described on the cover page of this Agreement, or any Replacement Issuing and Paying Agent Agreement, as either such agreement may be amended, supplemented or otherwise modified from time to time.
6.23    “Issuing and Paying Agent” shall mean the party designated as such on the cover page of this Agreement, or any successor thereto or replacement thereof, as issuing and paying agent under the Issuing and Paying Agent Agreement.
6.24    “IT Systems” shall have the meaning set forth in Section 2.14.
6.25    “Master Note” shall have the meaning set forth in Section 1.4.
6.26    “Material Adverse Effect” shall have the meaning set forth in Section 2.7.
6.27    “Maximum Amount” shall mean the maximum aggregate Face Amount of the Notes permitted to be outstanding under the Program at any time (whether sold through the Dealer or Other Dealers), which such maximum aggregate Face Amount shall initially be $3,000,000,000, unless such amount is increased in accordance with Section 1.8 hereof.
6.28    “Non-bank fiduciary or agent” shall mean a fiduciary or agent other than (a) a bank, as defined in Section 3(a)(2) of the Securities Act, or (b) a savings and loan association, as defined in Section 3(a)(5)(A) of the Securities Act.
6.29    “Notes” shall have the meaning set forth in the preamble.
6.30    “Notification Letter for an Increase in the Maximum Amount” shall have the meaning set forth in Section 1.8(a).
6.31    “OECD Convention” shall have the meaning set forth in Section 2.11.

6.32    “Other Dealer” and “Other Dealers” shall have the meanings set forth in Section 1.2.
6.33    “Outstanding Notes” shall have the meaning set forth in Section 7.9(b).
6.34    “Personal Data” shall have the meaning set forth in Section 2.14.
6.35    “Private Placement Memorandum” shall mean offering materials prepared in accordance with Section 4 (including materials referred to therein or incorporated by reference therein, if any) provided to purchasers and prospective purchasers of the Notes, and shall include amendments and supplements thereto which may be prepared from time to time in accordance with this Agreement (other than any amendment or supplement that has been completely superseded by a later amendment or supplement).
6.36    “Program” shall mean the commercial paper program of the Issuer as contemplated by this Agreement and the Issuing and Paying Agent Agreement.
6.37    “Qualified Institutional Buyer” shall have the meaning assigned to that term in Rule 144A under the Securities Act.
6.38    “Rating Agency” shall have the meaning set forth in Section 1.8(b).
6.39    “Replacement” shall have the meaning set forth in Section 7.9(a).
6.40    “Replacement Issuing and Paying Agent” shall have the meaning set forth in Section 7.9(a).
6.41    “Replacement Issuing and Paying Agent Agreement” shall have the meaning set forth in Section 7.9(a).
6.42    “Rule 144A” shall mean Rule 144A under the Securities Act.
6.43    “Sanctioned Country” shall have the meaning set forth in Section 2.13.
6.44    “Sanctions” shall have the meaning set forth in Section 2.13.
6.45    “SEC” shall mean the U.S. Securities and Exchange Commission.
6.46    “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.
6.47    “U.S. Special Resolution Regime” shall mean each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
7.    GENERAL

7.1    Unless otherwise expressly provided herein, all notices under this Agreement to parties hereto shall be in writing and shall be effective when received at the address of the respective party set forth in the Addendum to this Agreement.
7.2    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of laws provisions.
7.3    (a)    The Issuer agrees that any suit, action or proceeding brought by the Issuer against the Dealer in connection with or arising out of this Agreement or the Notes or the offer and sale of the Notes shall be brought solely in the United States federal courts located in the Borough of Manhattan or the courts of the State of New York located in the Borough of Manhattan.
(b)    EACH OF THE DEALER AND THE ISSUER WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(c)    Each party hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally, for itself and in respect of its properties, assets and revenues, with respect to any suit, action or proceeding in connection with or arising out of this Agreement, the Notes or the offer and sale of the Notes.
7.4    This Agreement may be terminated, at any time, by the Issuer, upon one business day’s prior notice to such effect to the Dealer, or by the Dealer, upon three business days’ prior notice to such effect to the Issuer. Any such termination, however, shall not affect the obligations of the Issuer or the Dealer under Sections 3.7, 5 and 7.3 hereof or the respective representations, warranties, agreements, covenants, rights or responsibilities of the parties made or arising prior to the termination of this Agreement.
7.5    This Agreement is not assignable by any party hereto without the written consent of the other party; provided, however, that the Dealer may assign its rights and obligations under this Agreement to any broker-dealer affiliate of the Dealer.
7.6    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Each party to this Agreement agrees that the other party may execute its counterpart of this Agreement by (i) an “electronic signature,” whether digital or encrypted, to the maximum extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Electronic Signatures and Records Act of New York, or any similar state laws based on the Uniform Electronic Transactions Act or (ii) an electronic transmission (including email in portable document format (“.pdf”) form), or other electronic means that reproduces an image of a manually-signed counterpart or (iii) a digital signature transmitted through DocuSign, Adobe Sign or any other secure portal for digitized signature of documents that complies with the U.S. federal ESIGN Act of 2000. Any such counterpart shall be effective to the same extent as delivery of a manually executed counterpart of this Agreement and treated as an original manually executed counterpart for all purposes of this Agreement.

7.7    Except as provided in Section 5 with respect to non-party Indemnitees, this Agreement is for the exclusive benefit of the parties hereto, and their respective permitted successors and assigns hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever; provided, however, that Section 7.3(c) is hereby specifically and expressly acknowledged to also be for the benefit of the holders from time to time of the Notes, as third-party beneficiaries.
7.8    The Issuer acknowledges and agrees that (i) purchases and sales, or placements, of the Notes pursuant to this Agreement, including the determination of any prices for the Notes and Dealer compensation, are arm’s-length commercial transactions between the Issuer and the Dealer, (ii) in connection therewith and with the process leading to such transactions, the Dealer is acting solely as a principal and not the agent (except to the extent explicitly set forth herein) or fiduciary of the Issuer or any of its affiliates, (iii) the Dealer has not assumed an advisory or fiduciary responsibility in favor of the Issuer or any of its affiliates with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Dealer has advised or is currently advising the Issuer or any of its affiliates on other matters) or any other obligation to the Issuer or any of its affiliates except the obligations expressly set forth in this Agreement, (iv) the Issuer is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, (v) the Dealer and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer and that the Dealer has no obligation to disclose any of those interests by virtue of any advisory or fiduciary relationship, (vi) the Dealer has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby, and (vii) the Issuer has consulted its own legal and financial advisors to the extent it deemed appropriate. The Issuer agrees that it will not claim that the Dealer has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Issuer, in connection with such transactions or the process leading thereto. Any review by the Dealer of the Issuer, the transactions contemplated hereby or other matters relating to such transactions shall be performed solely for the benefit of the Dealer and shall not be on behalf of the Issuer. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Dealer with respect to the subject matter hereof. The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims the Issuer may have against the Dealer with respect to any breach or alleged breach of fiduciary duty.
7.9    (a)    The parties hereto agree that the Issuer may, in accordance with the terms of this Section 7.9, from time to time replace the party which is then acting as Issuing and Paying Agent (the “Current Issuing and Paying Agent”) with another party (such other party, the “Replacement Issuing and Paying Agent”), and enter into an agreement with the Replacement Issuing and Paying Agent covering the provision of issuing and paying agency functions in respect of the Notes by the Replacement Issuing and Paying Agent (the “Replacement Issuing and Paying Agent Agreement”) (any such replacement, a “Replacement”).
(b)    From and after the effective date of any Replacement, (A) to the extent that the Issuing and Paying Agent Agreement provides that the Current Issuing and Paying Agent will continue to act in respect of Notes outstanding as of the effective date of such Replacement (the

“Outstanding Notes”), then (i) the “Issuing and Paying Agent” for the Notes shall be deemed to be the Current Issuing and Paying Agent, in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent, in respect of Notes issued on or after the Replacement, (ii) all references to the “Issuing and Paying Agent” hereunder shall be deemed to refer to the Current Issuing and Paying Agent in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent in respect of Notes issued on or after the Replacement, and (iii) all references to the “Issuing and Paying Agent Agreement” hereunder shall be deemed to refer to the existing Issuing and Paying Agent Agreement, in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent Agreement, in respect of Notes issued on or after the Replacement; and (B) to the extent that the Issuing and Paying Agent Agreement does not provide that the Current Issuing and Paying Agent will continue to act in respect of the Outstanding Notes, then (i) the “Issuing and Paying Agent” for the Notes shall be deemed to be the Replacement Issuing and Paying Agent, (ii) all references to the “Issuing and Paying Agent” hereunder shall be deemed to refer to the Replacement Issuing and Paying Agent, and (iii) all references to the “Issuing and Paying Agent Agreement” hereunder shall be deemed to refer to the Replacement Issuing and Paying Agent Agreement.
(c)    From and after the effective date of any Replacement, the Issuer shall not issue any Notes hereunder unless and until the Dealer shall have received: (i) a copy of the executed Replacement Issuing and Paying Agent Agreement, (ii) a copy of the executed Letter of Representations among the Issuer, the Replacement Issuing and Paying Agent and DTC, or a copy of the executed Swing Letter from the Replacement Issuing and Paying Agent to DTC, as applicable, as required by DTC, (iii) a copy of the executed Master Note authenticated by the Replacement Issuing and Paying Agent and registered in the name of DTC or its nominee, (iv) an amendment or supplement to or replacement of the Private Placement Memorandum describing the Replacement Issuing and Paying Agent as the Issuing and Paying Agent for the Notes, and reflecting any other changes thereto necessary in light of the Replacement so that the Private Placement Memorandum, as amended, supplemented or replaced, satisfies the requirements of this Agreement, and (v) a legal opinion of counsel to the Issuer, addressed to the Dealer, in form and substance reasonably satisfactory to the Dealer.
7.10    Notwithstanding anything to the contrary in this Agreement, the parties hereto agree that:
(a)    In the event that the Dealer is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Dealer of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that the Dealer is a Covered Entity and the Dealer, or a BHC Act Affiliate of the Dealer, becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Dealer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special

Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
[Signatures Commence on the Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.
SERVICENOW, INC.,
as Issuer

By:
Name:
Title:

[***],
as Dealer

By:
Name:
Title:
[Signature Page to Dealer Agreement]

Addendum
The following additional clauses shall apply to the Agreement and be deemed a part thereof.
1.    The Other Dealers referred to in clause (b) of Section 1.2 of the Agreement are [***].
2.    The addresses of the respective parties for purposes of notices under Section 7.1 are as follows:
For the Issuer:

Address:            ServiceNow, Inc.
                2225 Lawson Lane
                Santa Clara, California 95054
Attention:            [***]
Email:                [***]

For the Dealer:

Address:            [***]
Phone:                [***]
Fax:                [***]
Email:                [***]

Exhibit A
Form of Legend for Private Placement Memorandum and Notes
THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE SECURITIES LAW, AND OFFERS AND SALES THEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER THEREOF WILL BE DEEMED TO REPRESENT THAT (I) IT HAS BEEN AFFORDED AN OPPORTUNITY TO INVESTIGATE MATTERS RELATING TO SERVICENOW, INC. (THE “ISSUER”) AND THE NOTES, (II) IT IS NOT ACQUIRING SUCH NOTE WITH A VIEW TO ANY DISTRIBUTION THEREOF AND (III) IT IS EITHER (A)(1) AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) UNDER THE ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) AND (2) IT IS (i) PURCHASING NOTES FOR ITS OWN ACCOUNT, (ii) A BANK (AS DEFINED IN SECTION 3(a)(2) OF THE ACT) OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION (AS DEFINED IN SECTION 3(a)(5)(A) OF THE ACT) ACTING IN ITS INDIVIDUAL OR FIDUCIARY CAPACITY OR (iii) A FIDUCIARY OR AGENT (OTHER THAN A U.S. BANK OR SAVINGS AND LOAN ASSOCIATION OR OTHER SUCH INSTITUTION) PURCHASING NOTES FOR ONE OR MORE ACCOUNTS EACH OF WHICH ACCOUNTS IS SUCH AN INSTITUTIONAL ACCREDITED INVESTOR; OR (B) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE ACT (“QIB”) THAT IS ACQUIRING NOTES FOR ITS OWN ACCOUNT OR FOR ONE OR MORE ACCOUNTS, EACH OF WHICH ACCOUNTS IS A QIB; AND THE PURCHASER ACKNOWLEDGES THAT IT IS AWARE THAT THE SELLER MAY RELY UPON THE EXEMPTION FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER THEREOF SHALL ALSO BE DEEMED TO AGREE THAT ANY RESALE OR OTHER TRANSFER THEREOF WILL BE MADE ONLY (A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, EITHER (1) TO THE ISSUER OR TO A PERSON DESIGNATED BY THE ISSUER AS A DEALER OR PLACEMENT AGENT FOR THE NOTES (COLLECTIVELY, THE “DEALERS”), NONE OF WHICH SHALL HAVE ANY OBLIGATION TO ACQUIRE SUCH NOTE, (2) THROUGH A DEALER TO AN INSTITUTIONAL ACCREDITED INVESTOR OR A QIB, OR (3) TO A QIB IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A AND (B) IN MINIMUM AMOUNTS OF $250,000.

Exhibit B
Statement of Terms for Interest – Bearing Commercial Paper Notes of ServiceNow, Inc.
THE PROVISIONS SET FORTH BELOW ARE QUALIFIED TO THE EXTENT APPLICABLE BY THE [TRANSACTION-SPECIFIC PRICING][PRIVATE PLACEMENT MEMORANDUM] SUPPLEMENT (THE “SUPPLEMENT”) (IF ANY) SENT TO EACH PURCHASER AT THE TIME OF THE TRANSACTION.
1.    General. (a) The obligations of the Issuer to which these terms apply (each a “Note”) are represented by one or more Master Notes (each, a “Master Note”) issued in the name of (or of a nominee for) The Depository Trust Company (“DTC”), which Master Notes include the terms and provisions for the Issuer’s Interest-Bearing Commercial Paper Notes that are set forth in this Statement of Terms, since this Statement of Terms constitutes an integral part of the Underlying Records as defined and referred to in the Master Notes.
(b)    “Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, executive order or regulation to be closed in New York City, unless otherwise specified in the Supplement.
2.    Interest. (a) Each Note will bear interest at a fixed rate (a “Fixed Rate Note”) or at a floating rate (a “Floating Rate Note”).
(b)    The Supplement sent to each holder of such Note will describe the following terms: (i) whether such Note is a Fixed Rate Note or a Floating Rate Note and whether such Note is an Original Issue Discount Note (as defined below); (ii) the date on which such Note will be issued (the “Issue Date”); (iii) the Stated Maturity Date (as defined below); (iv) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and the Interest Payment Dates; (v) if such Note is a Floating Rate Note, the Base Rate, the Index Maturity, the Interest Reset Dates, the Interest Payment Dates and the Spread and/or Spread Multiplier, if any (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note; and (vi) any other terms applicable specifically to such Note. “Original Issue Discount Note” means a Note which has a stated redemption price at the Stated Maturity Date that exceeds its issue price by more than a specified de minimis amount and which the Supplement indicates will be an “Original Issue Discount Note.”
(c)    Each Fixed Rate Note will bear interest from its Issue Date at the rate per annum specified in the Supplement until the principal amount thereof is paid or made available for payment. Interest on each Fixed Rate Note will be payable on the dates specified in the Supplement (each, an “Interest Payment Date” for a Fixed Rate Note) and on the Maturity Date (as defined below). Interest on Fixed Rate Notes will be computed on the basis of a 360-day year and actual days elapsed. If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be payable on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.
Exh. B-1

(d)    The interest rate on each Floating Rate Note for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (a “Base Rate”) plus or minus a number of basis points (one basis point equals one-hundredth of a percentage point) (the “Spread”), if any, and/or multiplied by a certain percentage (the “Spread Multiplier”), if any, until the principal thereof is paid or made available for payment. The Supplement will designate which of the following Base Rates is applicable to the related Floating Rate Note: (i) the Commercial Paper Rate (a “Commercial Paper Rate Note”), (ii) the Federal Funds Rate (a “Federal Funds Rate Note”), (iii) the Prime Rate (a “Prime Rate Note”), (iv) the Treasury Rate (a “Treasury Rate Note”) or (v) such other Base Rate as may be specified in such Supplement.
The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly or semi-annually (the “Interest Reset Period”). The date or dates on which interest will be reset (each, an “Interest Reset Date”) will be, unless otherwise specified in the Supplement, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, the Tuesday of each week; in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December; and in the case of Floating Rate Notes that reset semiannually, the third Wednesday of the two months specified in the Supplement. If any Interest Reset Date for any Floating Rate Note is not a Business Day, such Interest Reset Date will be postponed to the next day that is a Business Day, except that if such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day, unless otherwise specified in the Supplement. Interest on each Floating Rate Note will be payable monthly, quarterly or semiannually (the “Interest Payment Period”) and on the Maturity Date. Unless otherwise specified in the Supplement, and except as provided below, the date or dates on which interest will be payable (each, an “Interest Payment Date” for a Floating Rate Note) will be, in the case of Floating Rate Notes with a monthly Interest Payment Period, on the third Wednesday of each month; in the case of Floating Rate Notes with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December; and in the case of Floating Rate Notes with a semiannual Interest Payment Period, on the third Wednesday of the two months specified in the Supplement. In addition, the Maturity Date will also be an Interest Payment Date.
If any Interest Payment Date for any Floating Rate Note (other than an Interest Payment Date occurring on the Maturity Date) would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, except that if such Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day, unless otherwise specified in the Supplement. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such maturity.
Interest payments on each Interest Payment Date for Floating Rate Notes will include accrued interest from and including the Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment
Exh. B-2

Date. On the Maturity Date, the interest payable on a Floating Rate Note will include interest accrued to, but excluding, the Maturity Date. Accrued interest will be calculated by multiplying the principal amount of a Floating Rate Note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day will be computed by dividing the interest rate applicable to such day by 360, in the cases where the Base Rate is the Commercial Paper Rate, Federal Funds Rate or Prime Rate, or by the actual number of days in the year, in the case where the Base Rate is the Treasury Rate. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date, or (ii) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any adjustment by a Spread and/or a Spread Multiplier.
The “Interest Determination Date” where the Base Rate is the Commercial Paper Rate will be the second Business Day next preceding an Interest Reset Date. The Interest Determination Date where the Base Rate is the Federal Funds Rate or the Prime Rate will be the Business Day next preceding an Interest Reset Date. The Interest Determination Date where the Base Rate is the Treasury Rate will be the day of the week in which such Interest Reset Date falls when Treasury Bills are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is held on the following Tuesday or the preceding Friday. If an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. The Interest Determination Date where the Base Rate is a rate other than a specific rate set forth in this paragraph will be as set forth in the Supplement.
The “Index Maturity” is the period to maturity of the instrument or obligation from which the applicable Base Rate is calculated.
The “Calculation Date,” where applicable, shall be the earlier of (i) the tenth calendar day following the applicable Interest Determination Date or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date.
All times referred to herein reflect New York City time, unless otherwise specified.
The Issuer shall specify in writing to the Issuing and Paying Agent which party will be the calculation agent (the “Calculation Agent”) with respect to the Floating Rate Notes. The Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note to the Issuing and Paying Agent as soon as the interest rate with respect to such Floating Rate Note has been determined and as soon as practicable after any change in such interest rate.
All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation on
Exh. B-3

Floating Rate Notes will be rounded, in the case of U.S. dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).
Commercial Paper Rate Notes
“Commercial Paper Rate” means the Money Market Yield (calculated as described below) of the rate on any Interest Determination Date for commercial paper having the Index Maturity, as published by the Board of Governors of the Federal Reserve System (“FRB”) in “Statistical Release, Commercial Paper Rates and Outstanding Summary” or any successor publication of the FRB (“Commercial Paper Rates and Outstanding Summary”), available through the world wide website of the FRB at https://www.federalreserve.gov/releases/cp/default.htm, or any successor site or publication or other recognized source used for the purpose of displaying the applicable rate under the heading “Rates AA nonfinancial.”
If the above rate is not published in Commercial Paper Rates and Outstanding Summary by 3:00 p.m., New York City time, on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the Index Maturity published in the daily update of H.15 Daily Update, available through the world wide website of the FRB at http://www.federalreserve.gov/releases/h15/, or any successor site or publication or other recognized electronic source used for the purpose of displaying the applicable rate (“H.15 Daily Update”) under the heading “Commercial Paper-Nonfinancial.”
If by 3:00 p.m. on such Calculation Date such rate is not published in H.15 Daily Update, then the Calculation Agent will determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m. on such Interest Determination Date of three leading dealers of U.S. dollar commercial paper in New York City selected by the Calculation Agent for commercial paper of the Index Maturity placed for a non-financial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating organization.
If the dealers selected by the Calculation Agent are not quoting as mentioned above, the Commercial Paper Rate with respect to such Interest Determination Date will remain the Commercial Paper Rate then in effect on such Interest Determination Date.
“Money Market Yield” will be a yield calculated in accordance with the following formula:

D x 360
Money Market Yield =		x 100
360 – (D x M)
where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.
Federal Funds Rate Notes
Exh. B-4

“Federal Funds Rate” means the rate on any Interest Determination Date for federal funds as available through the FRB Website, as displayed on Bloomberg screen FEDL01 Index page on such date (“Bloomberg Screen Page”).
If the above rate does not appear on the FRB Website or the Bloomberg Screen Page or is not so published by 3:00 p.m. on the Calculation Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in H.15 Daily Update under the heading “Federal Funds/(Effective).”
If such rate is not published as described above by 3:00 p.m. on the Calculation Date, the Calculation Agent will determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by each of three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent prior to 9:00 a.m. on such Interest Determination Date.
If the brokers selected by the Calculation Agent are not quoting as mentioned above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on such Interest Determination Date.
“FRB Website” means the world wide website of the FRB at http://www.federalreserve.gov/releases/h15/, or any successor site or publication or other recognized electronic source used for the purpose of displaying the H.15 Daily Update.
Prime Rate Notes
“Prime Rate” means the rate on any Interest Determination Date as published in H.15 Daily Update under the heading “Bank Prime Loan.”
If the above rate is not published in H.15 Daily Update prior to 3:00 p.m. on the Calculation Date, then the Prime Rate will be the rate on such Interest Determination Date as published in H.15 Daily Update opposite the caption “Bank Prime Loan.”
If the rate is not published prior to 3:00 p.m. on the Calculation Date in H.15 Daily Update, then the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME1 Page (as defined below) as such bank’s prime rate or base lending rate as of 11:00 a.m., on that Interest Determination Date.
If fewer than four such rates referred to above are so published by 3:00 p.m. on the Calculation Date, the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by three major banks in New York City selected by the Calculation Agent.
If the banks selected are not quoting as mentioned above, the Prime Rate will remain the Prime Rate in effect on such Interest Determination Date.
Exh. B-5

“Reuters Screen US PRIME1 Page” means the display designated as page “US PRIME1” on the Reuters Monitor Money Rates Service (or such other page as may replace the US PRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).
Treasury Rate Notes
“Treasury Rate” means:
(1)    the rate from the auction held on the Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the Supplement under the caption “INVEST RATE” on the display on the Reuters Page designated as USAUCTION10 (or any other page as may replace that page on that service) or the Reuters Page designated as USAUCTION11 (or any other page as may replace that page on that service); or
(2)    if the rate referred to in clause (1) is not so published by 3:00 p.m. on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, under the caption “U.S. Government Securities/Treasury Bills/Auction High”; or
(3)    if the rate referred to in clause (2) is not so published by 3:00 p.m. on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury; or
(4)    if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or
(5)    if the rate referred to in clause (4) is not so published by 3:00 p.m. on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or
(6)    if the rate referred to in clause (5) is not so published by 3:00 p.m. on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m. on that Interest Determination Date, of three primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the Supplement; or
(7)    if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.
Exh. B-6

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

D x N
Bond Equivalent Yield =		x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.
“Reuters Page” means the display on Thomson Reuters Eikon, or any successor service, on the page or pages specified in this Statement of Terms or the Supplement, or any replacement page on that service.
3.    Final Maturity. The Stated Maturity Date for any Note will be the date so specified in the Supplement, which shall be no later than 397 days from the date of issuance (the “Stated Maturity Date”). On its Stated Maturity Date, or any date prior to the Stated Maturity Date on which the particular Note becomes due and payable by the declaration of acceleration, each such date being referred to as a “Maturity Date,” the principal amount of such Note, together with accrued and unpaid interest thereon, will be immediately due and payable.
4.    Events of Default. The occurrence of any of the following shall constitute an “Event of Default” with respect to a Note: (i) default in any payment of principal of or interest on such Note (including on a redemption thereof); (ii) a court having jurisdiction shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or there shall be appointed a receiver, administrator, liquidator, custodian, trustee or sequestrator (or similar officer) with respect to the whole or substantially the whole of the assets of the Issuer and any such decree, order or appointment is not removed, discharged or withdrawn within 60 days thereafter; or (iii) the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, administrator, liquidator, assignee, custodian, trustee or sequestrator (or similar official), with respect to the whole or substantially the whole of the assets of the Issuer or make any general assignment for the benefit of creditors. Upon the occurrence of an Event of Default, the principal of such Note (together with interest accrued and unpaid thereon) shall become, without any notice or demand, immediately due and payable.
5.    Obligation Absolute. No provision of the Issuing and Paying Agent Agreement under which the Notes are issued shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on each Note at the times, place and rate, and in the coin or currency, herein prescribed.
Exh. B-7

6.    Supplement. Any term contained in the Supplement shall supersede any conflicting term contained herein.
Exh. B-8

Exhibit C
Notification Letter for an Increase in the Maximum Amount
[_____________], 20[__]
To:    [***], as Dealer
Cc:    [***], as Issuing and Paying Agent
Re:    Commercial Paper Program of ServiceNow, Inc.
Ladies and Gentlemen,
We refer to the commercial paper dealer agreement, dated as of April 1, 2026 (as amended, supplemented and otherwise modified from time to time, the “Dealer Agreement”) between ServiceNow, Inc., as Issuer, and you, as Dealer, relating to a commercial paper program with a Maximum Amount of $[_____] as of the date hereof.
Capitalized terms used in this letter shall have the meanings ascribed to such terms in the Dealer Agreement.
In accordance with Section 1.8 of the Dealer Agreement, we hereby notify you that the Maximum Amount shall be increased from $[_______] to [_______], effective on [_____________], 20[__], subject to the delivery to you and the Issuing and Paying Agent of the following documents:
(i)    a certificate from a duly authorized officer of the Issuer confirming that no changes have been made to the organizational documents of the Issuer since the date a certified copy thereof was most recently delivered to the Dealer or, if there have been any such changes, a certified copy of the related organizational documents currently in force;
(ii)    a certificate from a duly authorized officer of the Issuer certifying copies of the resolutions adopted by governing body of the Issuer authorizing the increase in the Maximum Amount;
(iii)    an updated or supplemental Private Placement Memorandum reflecting the increase in the Maximum Amount;
(iv)    a legal opinion of counsel to the Issuer, addressed to the Dealer, in form and substance reasonably satisfactory to the Dealer; and
(v)    evidence from each Rating Agency providing a rating of the Notes either (A) that such rating has been confirmed after giving effect to the increase in the Maximum Amount or (B) setting forth any change in the rating of the Notes after giving effect to the increase in the Maximum Amount.
Exh. C-1

By its execution hereof, the Issuer shall be deemed to represent and warrant that its representations and warranties in the Dealer Agreement are true and correct on and as of the date hereof as if made on and as of the date hereof and shall be true and correct after giving effect to the increase of the Maximum Amount.
[Signature Page Follows]
Exh. C-2

IN WITNESS WHEREOF, the Issuer has caused this Letter to be executed as of the date and year first above written.
SERVICENOW, INC.,
as Issuer

Name:
Title: